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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Fortress Investment Corp. Subsidiaries


Alpine Realty Houston L.L.C.
a Delaware limited liability company

Austin Holdings Corporation

Fortress GSA Aurora L.L.C.
a Delaware limited liability company

Fortress GSA Burlington L.L.C.
a Delaware limited liability company

Fortress GSA Callowhill L.L.C.
a Delaware limited liability company

Fortress GSA Concord L.L.C.
a Delaware limited liability company

Fortress GSA E Street L.L.C.
a Delaware limited liability company

Fortress GSA Houston, LP
a Delaware limited partnership

Fortress GSA Houston Properties, LP
a Delaware limited partnership

Fortress GSA Huntsville L.L.C.
a Delaware limited liability company

Fortress GSA Norfolk L.L.C.
a Delaware limited liability company

Fortress GSA Parfet L.L.C.
a Delaware limited liability company

Fortress GSA Providence L.L.C.
a Delaware limited liability company

Fortress GSA Properties LLC
a Delaware limited liability company

Fortress GSA Properties Holdings LLC
a Delaware limited liability company

Fortress GSA Sacramento L.L.C.
a Delaware limited liability company

Fortress GSA Suffolk L.L.C.
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a Delaware limited liability company

Fortress Houston GP Corp.
a Delaware corporation

Fortress IOFP, LLC
a Delaware limited liability company

Fortress IOFP Holdings, LLC
a Delaware limited liability company

Fortress Partners, L.P.
a Delaware limited partnership
(the "Operating Partnership")

Fortress TA, LLC
a Delaware limited liability company

Fortress TA Holdings LLC
a Delaware limited liability company